UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Autozi Internet Technology (Global) Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Building B09,

Intelligence Park No. 26 Yongtaizhuang North Road,

Haidian District, Beijing, China

+86 13810709967

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A ordinary share, par value US$0.000001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

333-281215

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Class A ordinary share, par value $0.000001 per share, of Autozi Internet Technology (Global) Ltd. (the “Registrant”) to be registered hereunder is set forth under the caption “Description of Share Capital” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form F-1 (File No. 333-281215) (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission on August 2, 2024, as subsequently amended by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act that includes such description, are hereby incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 20, 2024

Autozi Internet Technology (Global) Ltd.

By:	/s/ Houqi Zhang
Name:	Houqi Zhang
Title:	Chief Executive Officer,
Chairman of the Board of Directors